Exhibit 10.9
USDA

United States Department of Agriculture
Rural Development	Phone:(515)284-4714
210 Walnut Street, Room 873	FAX: (515/284-4859
Des Moines, IA 50309	TDD for hearing impaired:(515) 284-4858
www.rurdev.usda.gov/ia

Date: 9-25-2003
Rex Galloway
Nodaway Valley Biodiesel Project
125 North 2nd Ave
Villisca, Iowa 50864
Re: Letter of Conditions
Dear Mr. Galloway:
This letter establishes conditions which must be understood and agreed to by you before further consideration may be given to your Renewable Energy-Systems (RESG) / Energy Efficiency Improvements Grant (EEIG) application. The grant will be administered on behalf of the Rural Business-Cooperative Service (RBS) by the State and Area staff of the United States Department of Agriculture, Rural Development.
This letter is not to be considered as grant approval or as a representation as to the availability of funds. The docket may be completed on the basis of a grant not to exceed $500,000.
Please complete and sign the attached Form RD 1942-46, “Letter of Intent to Meet Conditions” and Form FmHA 1940-1, “Request for Obligation of Funds” if you desire that further consideration be given your application.
The grant will be considered approved on the date a signed (by Rural Development) copy of Form RD 1940-1, “Request for Obligation of Funds" is mailed to you.
1.       PROJECT FUNDING
A. Use of Funds.
Nodaway Valley Biodiesel Project (Grantee) may use grant and matching funds to construct a 12 million gallon bio-diesel production plant in southwest Iowa.
The Project is designed to help agricultural producers and rural small businesses reduce energy costs and consumption and help meet the nation’s critical energy needs in accordance with the application package as submitted or as amended and approved by USDA Rural Development.
USDA Rural Development is an Equal Opportunity Lender, Provider and Employer. Complaints of discrimination should be sent to USDA, Director, OCR, Washington D.C. 20250-9410.

Renewable Energy Systems/Bioenergy Efficiency Improvements Grant Program Letter of Conditions            Page 2
Any changes in the proposed use of funds must be submitted in writing to USDA Rural Development and receive prior written approval.
Nodaway Valley Biodiesel Project must maintain all receipts and other documentation for all transactions where grant and matching funds are used. These documents will be reviewed annually while the grant is active.
B. Applicant Contribution.
The following funds will be applied to the project by May 2005, and will consist of the following:
•	$16,900,000 in matching funds.

•	The amount of grant fund cannot exceed $500,000.
2.       RENEWABLE ENERGY SYSTEMS/ENERGY EFFICIENCY IMPROVEMENTS GRANT AGREEMENT
By signing the Renewable Energy Systems / Energy Efficiency Improvements Grant Agreement, Nodaway Valley Biodiesel Project agrees with all the terms and conditions contained in that agreement including those on fund disbursement and reporting requirements. These terms and conditions are incorporated into this letter by reference. .
3.      CONSTRUCTION CONTRACT DOCUMENTS AND BIDDING
RBS will use 7 CFR 1780.54,1780.57(b)-(f) and (h)-(o), 1780.61, 1780.67, 1780.68, 1780.70, 1780.72, 1780.74, 1780.75, and 1780.76 for planning, designing, procurement methods and procedures, bidding, contract award and administration, and construction of renewable energy system and energy efficiency improvement projects’ as applicable. However, grantees are not authorized to construct the facility/project/improvement in total, or in part, or utilize its own personnel and/or equipment under this Notice of Funds Availability (NOFA).
Final plans and specifications and contract documents will be prepared following the Rural Development approval technical requirements in accordance with Rural Development Instructions. (Iowa Instruction 1942-A, Iowa Guide 6A, “Index, Engineer Contract Documents, contains the list of documents to use in preparing the contracts). Rural Development approval must be obtained prior to advertising for bids. Final plans and all addenda must be approved prior to. release to the contractors. Rural Development concurrence must be obtained prior to the award of the contract.
Should you elect, contract documents such as those of the American Institute of Architects (AIA) may be used when modified to comply with Rural Development regulations and by including RD Supplemental General Conditions, noted above. (Iowa Guide 6B lists the AIA forms and modifications of forms approved by the Rural Development Regional Attorney - contact the Rural Development Area Office for these forms).
Iowa Guides and Instructions are enclosed with this document.

Renewable Energy Systems, Bioenergy, Efficiency Improvements Grant Program Letter of Conditions            Page 3
4.      CONTRACTOR INSURANCE
The contractor shall provide the insurance coverage required by the contract documents.
5.      GRANTEE INSURANCE AND BONDING
Grantee must maintain sufficient hazard insurance, workman’s compensation insurance and liability insurance, as recommended by Grantee‘s attorney, to protect the interests of the Grantee and the government. Grantee shall provide satisfactory evidence to USDA Rural Development that all officers of Grantee organization authorized to receive and/or disburse Federal funds are covered by such bonding and/or insurance requirements as are normally required by the Grantee. The bond should identify USDA Rural Development as co-obligee.
6.      TITLE TO PROPERTY
A good and marketable title must be obtained for the property acquired. Your Attorney will provide an opinion of title prior to submission of the docket for grant closing instructions showing good and marketable title of property.
7.      RIGHTS-OF-WAY
The engineer, prior to contract bids, will prepare a rights-of-way map showing location of all electrical lines, structures, pipelines, and ditches. Provide property descriptions contained in the rights-of-way instruments. The map should be color-coded, with a legend and certification by the Engineer on the map. The map should show that rights-of-way are continuous with no gaps.
8.      ORGANIZATION
The proceedings of incorporation (Articles and Bylaws), must be approved by the Grantee’s attorney showing that the Nodaway Valley Biodiesel Project is duly incorporated, has continued legal existence, and has the legal capacity and authority to administer the grant funds as proposed.
9.      DISBURSEMENT OF GRANT FUNDS
Grant funds will de disbursed by USDA Rural Development on a reimbursement basis not to exceed one advance every 30 days. An original and one copy of Standard Form (SF) 271, “Outlay Report and Request for Reimbursement for Construction Programs,” will be submitted to USDA Rural Development. Requests for advance shall not be made in excess of reasonable outlays for the month covered. The financial management system of the recipient organization shall provide for effective control over and accountability for all funds, property, and other assets.
Grant funds will be transferred to the Grantee via Electronic Funds Transfer (EFT). The Grantee will complete and deliver to USDA Rural Development, Form SF-3881, Electronic Funds Transfer Payment Enrollment Form.

Renewable Energy Systems/Bioenergy Efficiency Improvements Grant Program Letter of Conditions
10.      RURAL AREA
You must certify that the Business or Grantee’s headquarters are located in a rural area and the Project is located in a rural area as defined by the definition of “Rural” in the NOFA dated April 8, 2003.
11.      CITIZENSHIP
You must certify that at least 51 percent of the outstanding interest in the Project has membership or is owned by those who are either citizens of the United States or reside in the United States after being legally admitted for permanent residence.
12.      DEBARMENT
You must execute Form AD-1047, “Certification Regarding Debarment, Suspension, and Other Responsibility Matters — Primary Covered Transactions,” to certify that your organization is not debarred or suspended from Government assistance. You also must obtain a certification on Form AD-1048, “Certification Regarding Debarment, Suspension, Ineligibility and Voluntary Exclusion — Lower Tier Covered Transactions,” from any person or entity you do business with as a result of this Government assistance that they are not debarred or suspended from Government assistance.
13.      DRUG-FREE WORKPLACE
You must execute Form AD-1049, “Certification Regarding Drug-Free Workplace Requirements (Grants) Alternative I — For Grantees Other Than Individuals,” to certify that you will provide a drug-free awareness program for employees.
14.      EQUAL OPPORTUNITY AND NONDISCRIMINATION REQUIREMENTS
The Grantee will comply with Title VI of the Civil Rights Act of 1964, “Nondiscrimination in Federally Assisted Programs, “42 U.S.C. 2000d4, Section 504 of the Rehabilitation Act for Federally Conducted Programs and Activities, the Age Discrimination Act of 1975 and the Americans with Disabilities Act. RD Forms 400-1, Equal Opportunity Agreement and 400-4, Assurance Agreement, must be completed by the Grantee.
15.      LOBBYING RESTRICTIONS (Applies only when grant greater than $100,000)
You must execute RD Instruction 1940-Q, Exhibit A, acknowledging you are prohibited from influencing or attempting to influence an officer or employee of any Agency, any member of Congress, or an employee or officer of any member of Congress to obtain specific Federal awards.
16.      ENVIRONMENTAL
The environmental assessment and supporting documentation have been reviewed and found to be in acceptable compliance with Rural Development regulations, as such, the environmental assessment is approved subject to the following:
“Satisfactory compliance with Section 106 SHPO and Tribal consultation requirements.”

Renewable Energy Systems/Bioenergy Efficiency Improvements Grant Program Letter of Conditions

17.      REPORTING
A.	Forms-SF-269, “Financial Status Report” and a Project Performance Report will be required on a quarterly basis (Due 30 working days after end of quarter. For the purposes of this grant, quarters end on March 31, June 30, September 30, and December 31). The financial status report must show how grant funds and leveraged funds have been used to date and project the funds needed and their purposes for the next quarter. A final report may serve as the last quarterly report. Grantees shall constantly monitor performance to ensure that the time schedules are being met and projected goals by time periods are being accomplished. See the Grant Agreement and the NOFA for the complete detailed requirements.
B.	For the year(s) in which the Grant funds are received, Grantee will provide an annual financial statement (Generally Accepted Accounting Principles basis for small businesses)
to
RBS within 90 days of the end of the Grantee’s fiscal year.
18.     RESPONSIBILITIES OF THE GRANTEE
The Grantee must sign the Form FmHA 1940-1, “Request for Obligation of Funds” and the Grant Agreement and abide by all requirements contained in the Form FmHA 1940-1 and the Grant Agreement or any other Federal statutes or regulations governing this program. Failure to follow the requirements may result in termination of the grant and adoption of other remedies provided for in the Grant Agreement.
19.     OTHER REQUIREMENTS
The Grantee will be responsible for any additional requirements of federal, state or local governments that may apply in accordance with NOFA dated April 8, 2003.
•	All requirements and permits of the governing agencies will be followed for any activities related to the project.

•	Any project activity will be accomplished in accordance with the requirements of the Iowa Department of Natural Resources.

•	Rural Development must concur with the Engineering Service Agreement using our suggested forms.

•	Technical Requirements/Engineer or Architect Report. Separate technical requirements exist for grants for renewable energy systems and energy efficiency improvement projects. Please refer to the NOFA dated April 8, 2003, for the 13 requirements for renewable energy and/or the 11 requirements for energy efficiency projects. These technical requirements submitted with the application must be followed as approved by RBS and/or DOE.

USDA Rural
Development
Committed to the future of rural communities.
Nov 01 2005
United States Department of Agriculture
Rural Development
Iowa State Office
October 31, 2005

Subject:	Nodaway Valley Biodiesel Project Southern Iowa BioEnergy, LLC Renewable Energy Grant Program Name Change approval

To:	John Pyle, Area Director; Jeff Kuntz, BC Program Specialist Dave Dunfee, Area Director; Shannon Chase, BCP Specialist

From:	/s/ Randy Frescoln
Randy Frescoln, Business Cooperative Program Director
From:
1.	This letter notifies your office that a name change has been processed by the state office. Nodaway Valley Biodiesel Project was selected for a $500,000 Renewable Energy Grant. A review of their case file reflects the agency issued a letter of conditions on September 25, 2003. Rex Calloway, Nodaway Valley Biodiesel Project Chairman, signed Form RD 1942-46, Letter of Intent to Meet Conditions and Form 1940-1, Request for Obligation of Funds, the same date.

2.	Nodaway Valley Biodiesel Project organized as Nodaway Valley Biodiesel Project, LLC on July 25, 2005. Effective August 8, 2005, Nodaway Valley Biodiesel Project, LLC merged with and into Southern Iowa BioEnergy, LLC.

3.	The OGC October 24, 2005 letter states, “...given that the regulations do not specifically deal with this type of situation, I believe that this not a legal issue... but rather is a program issue that your office should resolve in
210 Walnut Street, Room 873 — Des Moines, IA 50309
PHONE: 515-284-4714 • FAX: 515-284-4859 • TDD: 515-284-4858 — www.rurdev.usda.govlia
An Equal Opportunity Provider and Employer

executing and servicing the grant. The Agency should review the merger documents of the two entities, and have SIBE execute any obligations or assumptions so that the Agency has fully documented its relationship to SIBS...”

4.	On October 26, 2005, Joseph Ben-Israel, Specialty Lending Division Processing Director, left a message on Teresa Bomhoff’s telephone Southern Iowa BioEnergy, LLC stating that a program director is authorized to process a name change.

5.	There is a close and genuine relationship between the above mentioned entities. Southern Iowa BioEnergy, LLC and the project are both eligible. T

6.	State Office processed a name change on the $500,000 Renewable Energy Grant from Nodaway Valley Biodiesel project (16-069-270064411) to Southern Iowa BioEnergy, LLC (16-027-202226223).

7.	In accordance with the guidance contained in the OGC October 24, 2005 letter, the merger documents between the two entities was obtained and reviewed.

8.	To achieve OGC’s request to “...have Southern Iowa BioEnergy, LLC execute the obligations and assumptions of the Agency issued (a) Form 1940-1,

Request for Obligation of Funds, (b) RD 1942-46, Letter of Intent to Meet Conditions, and (c) September 25, 2003 Letter of Conditions”, a October 31, 2005 letter was obtained from William T. Higdon, SIBE President.

9.	Please continue processing the grant in the name of Southern Iowa BioEnergy, LLC. All files associated with this project are to be transferred to the Albia Area Office.
210 Walnut Street, Room 873 • Des Moines, IA 50309
PHONE: 515-284-4714 • FAX: 515-284-4859 • TDD: 515-284-4858. www.rurdev.usda.govlia
An Equal Opportunity Employer